EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2023, with respect to the consolidated financial statements of Cantor Fitzgerald Income Trust, Inc., in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-273828) and related Prospectus of Cantor Fitzgerald Income Trust, Inc. for the registration of $1,250,000,000 of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

February 1, 2024